Standard Industrial Classification Code 8361

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2009

TrinityCare Senior Living, Inc.

(Formerly J-KAN, INC.)
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

227 East Edgewood Avenue
Friendswood, TX 77546
(281) 482-9700

Donald W. Sapaugh
227 East Edgewood Avenue
Friendswood, TX 77546
(281) 482-9700
 (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 –Change in Control of Registrant

Effective January 15, 2009 J-Kan, Inc. signed a definitive agreement to combine with TrinityCare Senior Living LLC (“TrinityCare”).  Trinity Care is a privately operator of senior living facilities.

The business combination was consummated effective at the close of business on the 16th day of February, 2009.

As a result of the business combination, the reincorporation to the State of Nevada and adoption of the Nevada Articles of Incorporation and the 1:30 common share reduction that was effective immediately thereafter, there will be approximately 8,922,867 outstanding common share equivalents.  Approximately 8,900,000 common share equivalents (97.44%) will be held by the present TrinityCare Shareholders and approximately 22,867 common shares (2.56%) will be held by the present J-Kan shareholders.

Donald W. Sapaugh, Chief Executive Officer of TrinityCare was appointed Director, Chairman, and Chief Executive Officer and Joe M. Wiley wasappointed Chief Financial Officer, Director, Secretary, and Treasurer.

ITEM 7.01 – Regulation FD disclosure

The Financial Industry Regulatory Authority (“FINRA”) was notified well in advance of the effective time to change the trading symbol to reflect the name change and reverse split.  However, as of the date of this filing, the trading markets are not on notice of the change that was effective at the close of business on the 16th day of February, 2009.

ITEM 8.01 – Other Events

Effective today the issuer has changed its fiscal year from July 31, 2008 to a calendar year.  Therefore the 2008 fiscal year will end on the 31st day of December 2008.

ITEM 9.01 – Financial Statements and Exhibits

Press release
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TrinityCare Senior Living, Inc.

Date: February 24, 2009	By: /s/ Donald W. Sapaugh
Name: Donald W. Sapaugh Title: President

For Immediate Release

TRINITYCARE SENIOR LIVING, INC.

CHANGES FISCAL YEAR END TO DECEMBER 31ST

FRIENDSWOOD, Texas – February 24, 2009 – TrinityCare Senior Living, Inc. (formerly OTCBB: JKAN) (the “Company”), which develops, manages and owns faith-based senior living facilities, today announced that its Board of Directors has authorized a change in the fiscal year end of the public entity from July 31st to December 31st. The plan of merger and reorganization, reverse split, re-domicile and re-incorporation was completed and approved on February 16, 2009 and the company now awaits a new stock trading symbol from FINRA.

“It is imperative that we implement a fiscal year end that is consistent with the reporting periods of our peers in the senior living industry,” stated Donald W. Sapaugh, Chairman and Chief Executive Officer of TrinityCare Senior Living, Inc.  “While the change will have no impact upon our operations, a fiscal year end that is coincident with the tax year of our investors will be beneficial to our accounting and planning processes.”

About TrinityCare Senior Living, Inc.

TrinityCare is a rapidly growing company that develops, owns and manages quality senior living facilities that focus on enriching the faith of residents while providing state-of-the-art independent living, assisted living, memory care and adult day care services in a single location.  The Company partners with local churches and developers for each facility and offers a wide range of both community and personal services to residents.

Headquartered in Friendswood, Texas, the Company currently operates three successful facilities in Texas and Tennessee.  Near-term expansion plans are focused upon markets in the Southeastern U.S.  For additional information, please visit www.trinitycare.com.

For Additional Information, Please Contact:

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or via email at info@rjfalkner.com